SUBLEASE AGREEMENT
THIS SUBLEASE AGREEMENT is made as of the 1st day of January, 2015, between CEREXA, INC., a Delaware corporation (“Sublandlord”), and PANDORA MEDIA INC., a Delaware corporation (“Subtenant”).
W I T N E S S E T H

WHEREAS, CIM/OAKLAND CENTER 21, LP, a Delaware limited partnership (“Prime Landlord”) and Sublandlord, as tenant, are parties to that certain Agreement of Lease dated as of November 2008 (the “Original Lease”), as amended and modified by that certain First Amendment to Lease dated as of March 13, 2009 (the “First Amendment”), that certain Second Amendment to Lease dated as of November 27, 2012 (the “Second Amendment”) and that certain Third Amendment to Lease dated as of October 22, 2013 (the “Third Amendment”). The First Amendment, the Second Amendment, the Third Amendment and the Original Lease shall collectively be referred to herein as the “Prime Lease,” a true and complete copy of which (except for the rent and certain other financial provisions) has been provided to Subtenant; and
WHEREAS, pursuant to the Prime Lease, Prime Landlord leased to Sublandlord certain premises located on the eighth and ninth floors of the building located at 2100 Franklin Street, Oakland, California (the “Building”), all as more particularly described in the Prime Lease (the “Premises”); and
WHEREAS, Sublandlord desires to sublease to Subtenant, and Subtenant desires to hire from Sublandlord, the entire Premises on the terms and conditions hereinafter set forth.
NOW, THEREFORE, in consideration of the mutual covenants contained herein, it is agreed as follows:
1.SUBLEASING OF PREMISES. Sublandlord hereby subleases to Subtenant, and Subtenant hereby hires from Sublandlord, the Premises (commonly known as Suites 850 and 900), consisting of approximately 49,311 rentable square feet, together with any right Subtenant may have to use the Basement Garage and the Multi-Story Parking Facility (as such terms are defined in the Prime Lease).

2.CONDITION OF PREMISES. On the Commencement Date, Sublandlord shall deliver the Premises, and Subtenant agrees to accept the Premises in its “as is” condition, as of the date hereof; provided that the Premises will be delivered broom clean and upon delivery, the Building systems and equipment serving the Premises shall be in good operating order and condition. Prior to the Commencement Date, Sublandlord shall remove all of its furniture, fixtures and equipment (including the high-density filing system); however Sublandlord will leave the cabling in place. Except as provided herein, Sublandlord shall not be obligated to perform any work or furnish any materials in, to or about the Premises in order to prepare the Premises for use or occupancy by Subtenant or otherwise. Sublandlord makes no statement, representation, covenant, or warranty, express or implied, in connection with the Premises or the Building, and Subtenant acknowledges and agrees that in executing this Sublease, it has not relied upon any statements, representations, covenants or warranties made by Sublandlord, or any person acting on behalf of Sublandlord, other than those, if any, expressly set forth in this Sublease and on such investigations, examinations and inspections as Subtenant has chosen to make or has made.

3.TERM OF SUBLEASE. The term (“Term”) of this Sublease shall commence on the later of December 1, 2014 or the date which is three (3) business days after Sublandlord gives Subtenant notice that the Prime Landlord has consented to this Sublease (the “Commencement Date”) and, unless sooner terminated as herein provided, shall expire on May 30, 2020 (the “Expiration Date”).

4.PRIME LANDLORD’S CONSENT. This Sublease is subject to and conditioned upon Sublandlord obtaining the written consent of Prime Landlord to this Sublease. Sublandlord shall promptly request such consent, and Subtenant shall cooperate with Sublandlord to obtain such consent, including providing all information concerning Subtenant that Prime Landlord shall reasonably request. If such consent is refused or if Prime Landlord shall otherwise fail to grant such consent within thirty (30) business days from the date hereof, then either party may, by written notice to the other, given at any time prior to the granting of such consent, terminate and cancel this Sublease, whereupon within five (5) business days after receipt of such notice of termination, Sublandlord shall refund to Subtenant any Rental (as hereinafter defined) paid in advance hereunder together with Subtenant’s security deposit, if any. Upon the making of such refunds, neither party hereto shall have any further obligation to the other under this Sublease, except to the extent that the provisions of this Sublease expressly survive the termination of this Sublease.

5.RENT.
A.(i)    Commencing on July 1, 2015 (the “Rent Commencement Date”) and continuing throughout the Term, Subtenant covenants and agrees to pay to Sublandlord, in lawful money of the United States, base rent (“Base Rent”) at the annual rate of One Million Four Hundred Forty Nine Thousand Seven Hundred Forty Three and 40/100 Dollars ($1,449,743.40), payable in equal monthly installments of One Hundred Twenty Thousand Eight Hundred Eleven and 95/100 Dollars ($120,811.95). Upon each anniversary of the Commencement Date, Base Rent shall increase by three percent (3.00%).
(ii)    From and after the Rent Commencement Date Subtenant shall be responsible for Tenant’s Share (as that term is defined in the Prime Lease) of Operating Expenses and Taxes (as such terms are defined in the Prime Lease) in accordance with the Prime Lease, except that (i) the Base Year (as that term is defined in the Prime Lease) for the Premises shall be the calendar year 2015 and (ii) Operating Expenses shall be grossed up to 100% occupancy in accordance with Section 7(d) of the Original Lease.
(iii)    Subtenant shall pay the first monthly installment of Base Rent payable under this Sublease upon execution of this Sublease.

B.(i)    From and after the Rent Commencement Date, Base Rent shall be due and payable in equal monthly installments in advance on the first (1st) day of each month during the Term. If the Rent Commencement Date shall be other than the first day of a month or the expiration or sooner termination of the Term is other than the last day of a month, the monthly installments of Base Rent payable hereunder for any such month shall be prorated on a per diem basis based on the actual number of days in such month.
(ii)    All of the amounts payable by Subtenant pursuant to this Sublease, including, without limitation, Base Rent, payments for Tenant’s Share of Operating Expenses and Taxes and all other costs, charges, sums and deposits payable by Subtenant hereunder (collectively, “Rental”), shall constitute rent under this Sublease and shall be payable to Sublandlord or its designee at such address as Sublandlord shall from time to time direct in writing.
(iii)    Subtenant shall promptly pay the Rental as and when the same shall become due and payable without setoff, offset or deduction of any kind except as may be provided in the Prime Lease and, in the event of Subtenant’s failure to pay same when due, Sublandlord shall have all of the rights and remedies provided for in the Prime Lease or at law or in equity in the case of nonpayment of rent. Subtenant’s obligation to pay Rental shall survive the expiration or sooner termination of this Sublease.

6.USE. Subtenant’s use of the Premises shall be limited to general office, administration and other uses incidental thereto, and any other legally permitted use compatible with a Class A office building. Tenant's rights to use the Premises shall be subject to all applicable laws and governmental rules and regulations and to all reasonable requirements of the insurers of the Building.

7.SUBORDINATION TO AND INCORPORATION OF THE PRIME LEASE.
A.    This Sublease and all of Subtenant’s rights hereunder are and shall remain in all respects subject and subordinate to (i) all of the conditions and provisions of the Prime Lease (which includes all amendments thereto), a true and complete copy of which (except for the rent and certain other financial provisions) has been delivered to and reviewed by Subtenant, (ii) any and all amendments or modifications to the Prime Lease or supplemental agreements relating thereto hereafter made between the Prime Landlord and Sublandlord which do not in any material respect contravene any express rights granted to Subtenant hereunder, and (iii) any and all matters to which the tenancy of Sublandlord, as tenant under the Prime Lease, is or may be subordinate. The foregoing provisions shall be self-operative and no further instrument of subordination shall be necessary to effectuate such provisions.

B.    Except as otherwise expressly provided in this Sublease, Subtenant assumes and shall keep, observe and perform every term, provision, covenant and condition on Sublandlord’s part pertaining to the Premises which is required to be kept, observed and performed pursuant to the Prime Lease, and which arises or accrues during the Term.

C.    Except as otherwise expressly provided in this Sublease, the terms, provisions, and conditions contained in the Prime Lease are incorporated in this Sublease by reference, and are made a part hereof as if herein set forth at length, Sublandlord being substituted for the “Landlord” under the Prime Lease and Subtenant being substituted for the “Tenant” under the Prime Lease. The parties agree that the following provisions of the First Amendment are not so incorporated herein by reference: Sections 1, 2 and 3. The parties agree that the following provisions of the Second Amendment are not so incorporated herein by reference: Section 3, 4, clause (b) of Section 5, the first and last sentences of Section 6, Section 7, the second sentence of

Section 8, Section 9, Section 11 and Exhibit B. The parties agree that the following provisions of the Third Amendment are not so incorporated herein by reference: the last two sentences of Section 2, Section 4 and Section 5. The parties agree that the following provisions of the Original Lease are not so incorporated herein by reference: Sections 1(d), 1(e) through (j), 1(k)(i), 1(m) and (n), 1(w), 2(b) through (d), 3(a) through (e), 5, 6, 16(a) and (b),24, 28, 29, 32, 33, 36(p) and Exhibits B, D and F.

D.    The time limits set forth in the Prime Lease for the giving of notices, making demands, performance of any act, condition or covenant, or the exercise of any right, remedy or option, are changed for the purposes of incorporation into this Sublease, by lengthening or shortening the same in each instance, as appropriate, so that notices may be given, demands made, or any act, condition or covenant performed, or any right, remedy or option hereunder exercised, by Sublandlord or Subtenant, as the case may be (and each party covenants that it will do so), within three (3) business days prior to the expiration of the time limit, taking into account the maximum grace period, if any, relating thereto contained in the Prime Lease. Each party shall promptly deliver to the other party copies of all notices, requests or demands which relate to the Premises or the use or occupancy thereof after receipt of same from the Prime Landlord. In the case of any time limit described above which is one or two days after the giving of the notice applicable thereto, such notice shall be delivered personally as provided in Article 20 hereof.

E.    Sublandlord shall have the same rights and remedies with respect to a breach of this Sublease by Subtenant as the Prime Landlord has with respect to a breach of the Prime Lease, as if the same were more fully set forth at length herein, and Sublandlord shall have, with respect to Subtenant, this Sublease and the Premises, all of the rights, powers, privileges and immunities as are had by the Prime Landlord under the Prime Lease. Sublandlord herein shall not be responsible for any breach of the Prime Lease by the Prime Landlord or any non-performance or non‑compliance with any provision thereof by the Prime Landlord, but Sublandlord shall comply with the provisions of Article 11 hereof and shall upon receipt of request from Subtenant use its commercially reasonable efforts to cause Prime Landlord to comply with the terms of the Prime Lease as necessary.

F.    Provided Subtenant is not in default under this Sublease beyond applicable periods of notice and grace, Sublandlord covenants and agrees not to voluntarily cancel or surrender the Prime Lease, except for a termination permitted under the Prime Lease as a result of a casualty or condemnation, or consent to any modification, amendment or supplement to the Prime Lease except as herein permitted, without the prior written consent of Subtenant. If the Prime Lease is terminated for any reason whatsoever, whether by operation of law or otherwise, except through the default of Sublandlord, Sublandlord shall not be liable in any manner whatsoever for such termination. Sublandlord shall promptly forward to Subtenant any default or termination notice with respect to the Prime Lease received by Sublandlord and this Sublease shall terminate in the event of any such termination of the Prime Lease. A termination of the Prime Lease due to the default of Sublandlord, other than a default caused by Subtenant under this Sublease, shall be considered a voluntary cancellation or surrender of the Prime Lease under this paragraph.

8.ATTORNMENT. If the Prime Lease and Sublandlord’s leasehold in the Premises shall be terminated, other than as a result of casualty or condemnation or sale in lieu thereof,

Subtenant shall, if so requested in writing by Prime Landlord, attorn to Prime Landlord and shall, during the Term, perform all of the terms, covenants and conditions of this Sublease on the part of Subtenant to be performed. In the event of any such attornment, Prime Landlord shall not be (a) liable for any act or omission or default of any prior sublessor (including, without limitation, Sublandlord); or (b) subject to any offsets or defenses which Subtenant might have against any prior sublessor (including without limitation, Sublandlord); or (c) bound by any rent or additional rent which Subtenant might have paid for more than the current month to any prior sublessor (including, without limitation, Sublandlord); or (d) bound by any amendment or modification of this Sublease made without Prime Landlord’s consent. The foregoing shall be self-operative without the necessity of the execution of any further instruments but Subtenant agrees, upon the demand of Prime Landlord, to execute, acknowledge and deliver any instrument or instruments confirming such attornment.

9.QUIET ENJOYMENT. Sublandlord covenants that as long as Subtenant shall pay the Rental due hereunder and shall duly perform all the terms, covenants and conditions of this Sublease on its part to be performed and observed, Subtenant shall peaceably and quietly have, hold and enjoy the Premises during the Term without molestation or hindrance by Sublandlord, subject to the terms, provisions and conditions of the Prime Lease and this Sublease.

10.REPRESENTATIONS, WARRANTIES AND COVENANTS.

A.    In no event shall any statement, promise, covenant or warranty made by Sublandlord (as tenant under the Prime Lease) or by Prime Landlord (as landlord under the Prime Lease) be deemed or otherwise construed to made for the benefit of or reliance by Subtenant, and nothing contained in this Sublease or otherwise shall be deemed or otherwise construed to impose upon Sublandlord the making of any such statement, promise, covenant or warranty. Sublandlord represents and warrants to Subtenant as follows and as of the date hereof:
(i)the Prime Lease is in full force and effect in accordance with, and subject to, all of the terms, covenants, conditions and agreements contained therein;
(ii)the Prime Lease has not been modified, amended or supplemented, except as set forth and described in the recitals to this Sublease;
(iii)Sublandlord has not received any notice of any default by the Sublandlord under the Prime Lease, which default remains uncured;
(iv)Subject to obtaining the consent and approval of this Sublease by Prime Landlord and any mortgagee of Prime Landlord, Sublandlord has full right, power and authority to enter into this Sublease.

A.Subtenant hereby warrants and represents to Sublandlord the Subtenant has full right, power and authority to enter into this Sublease.

11.SERVICES AND REPAIRS. Notwithstanding anything to the contrary set forth in this Sublease, Subtenant agrees that Sublandlord shall have no obligation to render or supply any services to Subtenant, including, without limitation (a) the furnishing of electrical energy, heat, ventilation, water, air conditioning, elevator service, cleaning, window washing, or rubbish removal services, (b) making any alterations, repairs or restorations, (c) complying with any laws or requirements of any governmental authorities, or (d) taking any action that Prime Landlord has agreed to provide, make, comply with, or take, or cause to be provided, made, complied with, or taken under the Prime Lease (collectively “Services and Repairs”). Subtenant hereby agrees that Subtenant shall look solely to Prime Landlord for the performance of any and all of such Services and Repairs, subject to the terms and conditions of this Sublease. Sublandlord hereby grants to Subtenant Sublandlord’s rights under the Prime Lease to receive from the Prime Landlord Services and Repairs to the extent that Sublandlord is entitled (i) to receive same under the Prime Lease and (ii) to grant same to Subtenant. Sublandlord shall in no event be liable to Subtenant nor shall the obligations of Subtenant hereunder be impaired or the performance thereof excused because of any failure or delay on the Prime Landlord’s part in furnishing Services and Repairs, unless such failure or delay results from Sublandlord’s default under the Prime Lease (which default does not result from or is attributable to any corresponding default of Subtenant under this Sublease). Notwithstanding the foregoing, upon receipt of request from Subtenant, Sublandlord shall use its commercially reasonable efforts to cause Prime Landlord to comply with the terms of the Prime Lease as necessary.

12.ENFORCEMENT OF PRIME LEASE. If the Prime Landlord shall default in any of its obligations to Sublandlord with respect to the Premises, Sublandlord shall not, except as and to the extent hereinafter set forth, be obligated to bring any action or proceeding or to take any steps to enforce Sublandlord’s rights against Prime Landlord other than, upon the written request of Subtenant, making a demand upon the Prime Landlord to perform its obligations under the Prime Lease with respect to the Premises. If following the making of such demand and the expiration of any applicable grace period granted to the Prime Landlord under the Prime Lease, the Prime Landlord shall fail to perform its obligations under the Prime Lease, then Subtenant shall have the right to take such action in its own name. If (a) any such action against the Prime Landlord in Subtenant’s name is barred by reason of lack of privity, non‑assignability or otherwise, and (b) the failure of Prime Landlord to perform its obligations under the Prime Lease has, or may have, an adverse affect upon the Premises or Subtenant’s permitted use thereof, then subject to and upon the following terms, Subtenant may bring such action in Sublandlord’s name and Sublandlord shall execute all documents reasonably required in connection therewith, provided (i) the same is without cost and expense to Sublandlord, (ii) Subtenant shall provide the indemnification to Sublandlord required pursuant to Article 14 hereof, and (iii) Subtenant is not in default hereunder.

13.ASSIGNMENT, SUBLETTING AND ENCUMBRANCES.

A.    Subtenant shall comply with the terms of Section 13 of the Original Lease. Any assignment of this Sublease, if consented to by Sublandlord, shall be subject to and conditioned upon compliance with the following terms and conditions:
(i)By written instrument of assignment and assumption, the assignee for the benefit of Sublandlord and the assignor shall assume and agree to perform and to comply with all of the terms, conditions and agreements of this Sublease on the part of Subtenant to be kept, performed and observed and to become jointly and severally liable with the assignor for such performance and compliance;

(ii)A duplicate original of such instrument, in form reasonably satisfactory to Sublandlord, duly acknowledged and executed by the assignor and the assignee, shall be delivered to Sublandlord within five (5) business days following the date of execution thereof; and
(iii)The assignor shall assign all of its right, title, interest and claim to any security deposited hereunder to the assignee.
(iv)Sublandlord, within fifteen (15) days following Sublandlord’s receipt of the instruments identified in clauses (i) and (ii) above, shall have the option to recapture the Premises and terminate this Sublease. Sublandlord shall exercise its option by providing written notice to Subtenant (“Sublandlord’s Recapture Notice”) and such notice shall designate an effective date of the termination which shall be no more than 30 days after Subtenant's receipt of Sublandlord’s Recapture Notice. Upon such termination, neither Sublandlord nor Subtenant shall have any further rights, estates or liabilities under this Sublease accruing after the effective date of termination, except for such obligations which expressly survive the termination of this Sublease

B.    A.    Subtenant shall comply with the terms of Section 13 of the Original Lease. Any subletting of the Premises or any part thereof, if consented to by Sublandlord, shall be subject to and conditioned upon compliance with the following terms and conditions:
(i)    The sublease shall provide that it is subject and subordinate to all of the provisions of this Sublease and all of the rights of Sublandlord hereunder;
(ii)    The sublease shall expressly provide that the sub-sublessee shall use and occupy the Premises only for the permitted purposes set forth herein and for no other purpose whatsoever; and
(iii)    A duplicate original of the sublease, duly executed by sublessor and sublessee, shall be delivered to Sublandlord within five (5) business days following the date of its execution.
(iv)    Sublandlord, within fifteen (15) days following Sublandlord's receipt of the instruments identified in clauses (i), (ii) and (iii) above, shall have the option to recapture the Premises and terminate this Sublease. Sublandlord shall exercise its option by providing written notice to Subtenant (“Sublandlord's Recapture Notice”) and such notice shall designate an effective date of the termination which shall be no more than 30 days after Subtenant's receipt of Sublandlord's Recapture Notice. Upon such termination, neither Sublandlord nor Subtenant shall have any further rights, estates or liabilities under this Sublease accruing after the effective date of termination, except for such obligations which expressly survive the termination of this Sublease

C.    If this Sublease is assigned, or if the Premises or any part thereof is sublet or occupied by one other than Subtenant, whether or not Subtenant shall have been granted any required consent, Sublandlord may, after default by Subtenant, collect rent and other charges from such assignee, Subtenant or other occupant, and apply the net amount collected to Rental and other charges herein reserved, but no such assignment, subletting, occupancy or collection shall be deemed to be a waiver of the requirements of this Article 13 or an acceptance of the assignee, subtenant or other occupant as subtenant under this Sublease. The consent by Sublandlord to an assignment or subletting shall not in any way be construed to relieve Subtenant from obtaining consent to any further assignment or subletting. No assignment or subletting shall, in any way, release, relieve or modify the liability of Subtenant under this Sublease and Subtenant shall be and remain liable under all of the terms, conditions, and covenants hereof.

D.    If Subtenant shall at any time request the consent of Sublandlord to any proposed assignment of this Sublease or subletting of all or any portion of the Premises, Subtenant shall pay on demand the actual, reasonable costs and expenses incurred by Sublandlord and Prime Landlord, including, without limitation, architect, engineer and reasonable attorneys’ fees and disbursements for review and/or preparation of documents in connection with any proposed or actual assignment of this Sublease or subletting of the Premises or any part thereof.

E.    One hundred percent (100%) of any sums or other economic consideration received by Subtenant as a result of any assignment of this Sublease or subletting of all or any portion of the Premises whether denominated rentals under the sublease or otherwise, which exceed, in the aggregate, the total sums which Subtenant is obligated to pay Sublandlord under this Sublease (prorated to reflect obligations allocable to that portion of the Premises subject to such sublease or assignment ) shall be paid to Sublandlord by Subtenant as Rental under this Sublease without affecting or reducing any other obligation of Subtenant hereunder.

14.INDEMNIFICATION.

A.    Sublandlord, Prime Landlord and the employees, agents, contractors, licensees and invitees (collectively “Agents”) of each (collectively, “Indemnified Parties”), shall not be liable to Subtenant or its agents and Subtenant shall indemnify and hold harmless the Indemnified Parties from and against any and all suits, claims, demands, liability, damages, costs and expenses of every kind and nature for which the Indemnified Parties are not reimbursed by insurance, including, without limiting the generality of the foregoing, reasonable attorneys’ fees and expenses, court costs, penalties and fines, incurred in connection with or arising out of the following to the extent not caused by the negligence or willful misconduct of the Indemnified Parties or matters occurring outside the Premises without the fault of Subtenant:
(v)    any injury or damage to any person happening on or about the Premises, or for any injury or damage to the Premises, or to any property of Subtenant or of any other person, firm, association or corporation on or about the Premises.
(vi)    default by Subtenant in the payment of the Rental or any other default by Subtenant in the observance or performance of, or compliance with any of the terms, provisions or conditions of this Sublease including, without limitation, such matters relating to obtaining possession of the Premises following any such default;
(vii)    the exercise by Subtenant or any person claiming through or under Subtenant of any rights against Prime Landlord granted to Subtenant hereunder;
(viii)    any holdover beyond the term of this Sublease;
(ix)    any acts, omissions or negligence of Subtenant or any person claiming through or under Subtenant, or the Agents of Subtenant or any such person, in or about the Premises or the Building; or
(x)    any proceeding, action or dispute that Sublandlord or Subtenant may institute or be party to pursuant to Article 12 of this Sublease, except to the extent that any such proceeding, action or dispute shall determine that Prime Landlord’s failure or refusal to provide

Services or Repairs is justified because of Sublandlord’s negligence, misconduct or breach of this Sublease or the Prime Lease, not resulting from Subtenant’s acts or omissions.

The provisions of this Article 14 shall survive the expiration or earlier termination of this Sublease.

15.ALTERATIONS. Subtenant shall make no alterations, installations, additions or improvements (collectively, “Alterations”) in or about the Premises without the prior written consent of Sublandlord in each instance, which consent shall not be unreasonably withheld, conditioned or delayed. Sublandlord shall provide consent, if at all, within fifteen (15) days of Sublandlord’s receipt of Subtenant’s request to perform Alterations. Any Alterations consented to by Sublandlord shall be performed by Subtenant at its sole cost and expense and in compliance with all of the provisions of the Prime Lease, including the provisions requiring Prime Landlord’s prior written consent, and also in compliance with other reasonable requirements of Sublandlord and Prime Landlord. At the time of giving consent to any Alterations, Sublandlord must advise Subtenant in writing which Alterations, if any, must be removed upon expiration or earlier termination of this Sublease.

16.INSURANCE.

A.    Sections 16(a), (b) and (c) of the Original Lease are revised to read as follows:
(a)    Tenant's insurance. Tenant shall obtain and keep in force at all times during the Term, at its own expense:
(i) Liability Coverage. Commercial general liability insurance including contractual liability and personal injury liability and ail similar coverage, with the premiums thereon fully paid in advance, such insurance to afford minimum protection of not less than $3,000,000.00 per occurrence, combined single limits on account of personal injury, bodily injury to or death of one or more persons as the result of any one accident or disaster and on account of damage to property. Tenant shall also require its movers to procure and deliver to Landlord a certificate of insurance naming Landlord as an additional insured. The coverages required to be carried shall be extended to include, but not to be limited to, blanket contractual liability, and errors and omissions/media liability including personal injury and advertising injury, and broad form property damage liability. Tenant's contractual liability insurance shall apply to Tenant's indemnity obligations under this Lease and the certificate evidencing Tenant's insurance coverage shall state that the insurance includes the liability assumed by Tenant under this Lease. Tenant's policy shall be written on an occurrence basis and shall be primary, with any other insurance available to Landlord being excess.
(ii) Property Insurance. "All risk" ("special causes of loss") insurance coverage during the Term insuring against loss or damage by fire and such other risks insuring the full replacement cost of any Alterations and Tenant's furniture, equipment, machinery, trade-fixtures, personal property, goods or supplies, as the same may exist from time to time, naming Landlord as the loss payee with respect to the Alterations. Such policy shall contain agreed value, ordinance or law coverage, plate glass, and legal liability endorsements.
(b)    Policy/Insurer Requirements. All liability insurance required of Tenant hereunder shall name Landlord, Landlord's Agent and Tenant as additional insureds, as their interests may appear. Prior to the commencement of the Term, Tenant shall provide Landlord with certificates which evidence that the coverages required have been obtained for the policy periods and evidencing the waiver of subrogation required pursuant to Section 16(d). Tenant shall also furnish to Landlord throughout the Term hereof replacement certificates prior to the expiration dates of the then current policy or policies. All the insurance required under this Lease shall be issued by insurance companies authorized to do business in the State of California with a financial rating of at least an A-VII as rated in the most recent edition of Best's Insurance Reports and in business for the past five years. The limit of any such insurance shall not limit the liability of Tenant hereunder. If Tenant fails to procure and maintain such insurance, Landlord may, but shall not be required to, procure and maintain the same, at Tenant's expense to be reimbursed by Tenant as Additional Rent within thirty (30) days of written demand.

B.    Nothing contained in this Sublease shall relieve Subtenant from any liability as a result of damage from fire or other casualty, but each party shall look first to any insurance in its favor before making any claim against the other party for recovery for loss or damage resulting from fire or other casualty. To the extent that such insurance is in force and collectible and to the extent permitted by law, Sublandlord and Subtenant each hereby releases and waives all right to recovery against the other or anyone claiming through or under the other by way of subrogation or otherwise, and Subtenant also releases and waives all right to recover against Prime Landlord.

17.INTENTIONALLY OMITTED.

18.SECURITY. Subtenant has deposited with Sublandlord the sum of $362,435.85 (if by check, subject to collection) as security for the faithful performance and observance by Subtenant of the terms, provisions and conditions of this Sublease. It is agreed that in the event Subtenant defaults in respect of any of the terms, provisions and conditions of this Sublease, including, but not limited to, the payment of Rental, Sublandlord may, after notice to Subtenant and the expiration of any applicable grace period provided for in the Prime Lease with respect to such default, use, apply or retain the whole or any part of the security so deposited to the extent required for the payment of any Rental or any other sum as to which Subtenant is in default or for any sum which Sublandlord may expend or may be required to expend by reason of Subtenant’s default in respect of any of the terms, covenants and conditions of this Sublease, including but not limited to, any damages or deficiency in the re‑letting of the Premises, whether such damages or deficiency accrued before or after summary proceedings or other re‑entry by Sublandlord. In any such event, Subtenant shall promptly on demand deposit with Sublandlord so much of the security as shall have been so expended so that Sublandlord shall at all times have the full security deposit required hereunder. In the event that Subtenant shall fully and faithfully comply with all of the terms, provisions, covenants and conditions of this Sublease, the security shall be returned to Subtenant after the date fixed as the end of the Sublease and after delivery of possession of the Premises to Sublandlord.

19.BROKER. Each party warrants and represents to the other party hereto that it has not dealt with any brokers in connection with this Sublease other than CM Commercial Real Estate, Inc. and CBRE, Inc. (collectively, “Brokers”). Sublandlord shall be responsible for the commission due to Brokers in connection with the execution and delivery of this Sublease pursuant to a separate agreement(s). Each party hereby indemnifies and holds the other party hereto harmless from any and all loss, damage, claim, liability, cost or expense (including, but not limited to, reasonable attorneys’ fees, expenses and court costs) arising out of or in connection with any breach of the foregoing warranty and representation. The provisions of this Article shall survive the expiration or earlier termination of this Sublease.

20.NOTICES. All notices, consents, approvals or other communications (collectively a “Notice”) required to be given under this Sublease or pursuant to law shall be in writing and, unless otherwise required by law, shall be either personally delivered (against a receipt), or sent by reputable overnight courier service, or given by registered or certified mail, return receipt requested, postage prepaid, addressed to the party which is to receive such Notice (Attention: Director, Global Real Estate, in the case of Notices to Sublandlord, and Attention: Director of Real Estate, in the case of Notices to Subtenant) at its address herein set forth (provided, however, that after the Commencement Date, Notices addressed to Subtenant shall be sent to the Premises), or such other address as either may designate by Notice to the other. Any Notice shall be deemed to have been given upon delivery or upon failure to accept delivery.

21.NO WAIVERS. Failure by either party in any instance to insist upon the strict performance of any one or more of the obligations of the other party under this Sublease, or to exercise any election herein contained, or acceptance of payment of any kind with knowledge of a default by the other party, shall in no manner be or be deemed to be a waiver by such party of any defaults or breaches hereunder or of any of its rights and remedies by reason of such defaults or breaches, or a waiver or relinquishment for the future of the requirement of strict performance of any and all of the defaulting party’s obligations hereunder. Further, no payment by Subtenant or receipt by Sublandlord of a lesser amount than the correct amount of Rental due hereunder shall be deemed to be other than a payment on account, nor shall any endorsement or statement on any check or any letter accompanying any check or payment be deemed to effect or evidence an accord and satisfaction, and Sublandlord may accept any checks or payments as made without prejudice to Sublandlord’s right to recover the balance or pursue any other remedy in this Sublease or otherwise provided at law or in equity.

22.CONSENT.

A.    Sublandlord shall not be deemed to have unreasonably withheld or delayed its consent to any matter if the Prime Landlord’s consent to the matter requested is required by the Prime Lease and if Prime Landlord shall have withheld or delayed its consent to such matter.
B.    If either party shall request the other’s consent and such consent is withheld or delayed, such party shall not be entitled to any damages by reason thereof, it being intended that the sole remedy therefor shall be an action for specific performance or injunction and that such remedy shall only be available where a party has agreed herein not to unreasonably withhold or delay such consent or where, as a matter of law, such consent may not be unreasonably withheld or delayed.

23.ENTIRE AGREEMENT, MISCELLANEOUS.

A.    This Sublease shall be governed by and construed in accordance with the law of the State of Connecticut without regard to the conflicts of law principles thereof.

B.    The section headings in this Sublease are inserted only as a matter of convenience for reference and are not to be given any effect in construing this Sublease.

C.    If any of the provisions of this Sublease or the application thereof to any person or circumstance shall, to any extent, held to be invalid or unenforceable, the remainder of this Sublease shall not be affected thereby and shall be valid and enforceable to the fullest extent permitted by law.

D.    All of the terms and provisions of this Sublease shall be binding upon and inure to the benefit of the parties hereto and their respective permitted successors and assigns.

E.    All prior negotiations and agreements relating to this Sublease and the Premises are merged into this Sublease. This Sublease may not be amended, modified or terminated, in whole or in part, nor may any of the provisions be waived, except by a written instrument executed by the party against whom enforcement of such amendment, modification, termination or waiver is sought and unless the same is permitted under the terms and provisions of the Prime Lease.

F.    This Sublease shall have no binding force and effect and shall not confer any rights or impose any obligations upon either party unless and until both parties have executed it and Sublandlord shall have obtained Prime Landlord’s written consent to this Sublease and delivered to Subtenant an executed copy of such consent. Under no circumstances shall the submission of this Sublease in draft form by or to either party be deemed to constitute an offer for the subleasing of the Premises.

G.    This Sublease and all the obligations of Subtenant to pay Rental and perform all of its other covenants and agreements hereunder shall in no way be affected, impaired, delayed or excused because Sublandlord or Prime Landlord are unable to fulfill any of their respective obligations hereunder, either explicit or implicit, if Sublandlord or Prime Landlord is prevented or delayed from so doing by reason of strikes or labor troubles by accident, adjustment of insurance or by any cause whatsoever reasonably beyond Sublandlord’s or Prime Landlord’s control.

H.    Each and every right and remedy of Sublandlord under this Sublease shall be cumulative and in addition to every other right and remedy herein contained or now or hereafter existing at law or in equity, by statute or otherwise.

I.    At any time and from time to time either party shall, within ten (10) days after a written request by the other, execute, acknowledge and deliver to the requesting party a written statement certifying (i) that this Sublease has not been modified and is in full force and effect or, if modified, that this Sublease in full force and effect as modified, and specifying such modifications, (ii) the dates to which the Base Rent and other charges have been paid, (iii) that to the Certifying Party’s actual knowledge, no defaults exist under this Sublease or, if any do exist, the nature of such default and (iv) as to such other matters as the requesting party may reasonably request.

J.    This Sublease may be executed in counterparts, each of which shall be deemed an original and together which shall constitute one and the same instrument.

[no further text this page; signature pages to follow]

IN WITNESS WHEREOF, the parties hereto have duly executed this Sublease as of the day and year first above written.

SUBLANDLORD
CEREXA, INC., a Delaware corporation

By:	/s/ A. Robert D. Bailey
	Name:	A. Robert D. Bailey
	Title:	Chief Legal Officer

SUBTENANT
PANDORA MEDIA, INC., a Delaware corporation

By:	/s/ Michael S. Herring
	Name:	Michael S. Herring
	Title:	Executive Vice President and Chief Financial Officer (Principal Financial Officer)

Landlord has executed this Sublease for the sole purpose of confirming that it has consented hereto.

LANDLORD
CIM/OAKLAND CENTER 21, LP

By:
Name:
Title: